Exhibit 23.03

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 7, 2002 included in the Company’s Form S-1 Amendment No. 1 for the year ended December 31, 2001 and to all references to our firm included in this Amended Registration Statement.

/s/    VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 10, 2002